EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-43142
(To Prospectus dated July 11, 2003)



                             [WIRELESS HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                                 Primary
                                                                       Share     Trading
                  Name of Company                        Ticker       Amounts    Market
           Aether Systems, Inc.                           AETH           1       NASDAQ
           AT&T Wireless Services                         AWE           40        NYSE
           Crown Castle International Corp.               CCI            4        NYSE
           Deutsche Telekom AG *                           DT         18.4809     NYSE
           LM Ericsson Telephone Company *               ERICY          7.4      NASDAQ
           Motorola, Inc.                                 MOT           41        NYSE
           Nextel Communications, Inc.                    NXTL          16       NASDAQ
           Nextel Partners, Inc.                          NXTP           4       NASDAQ
           Nokia Corp. *                                  NOK           23        NYSE
           Qualcomm Incorporated                          QCOM          13       NASDAQ
           Research In Motion Limited                     RIMM           2       NASDAQ
           RIF Micro Devices, Inc.                        RFMD           4       NASDAQ
           SK Telecom Co., Ltd. *                         SKM           17        NYSE
           Sprint Corporation--PCS Group **               PCS           21        NYSE
           SR Telecom, Inc.                               SRXA        0.1047     NASDAQ
           Telesp Celular Participacoes S.A. *            TCP            3        NYSE
           United States Cellular Corporation             USM            1        AMEX
           Verizon Communications                          VZ           17        NYSE
           Vodafone Group p.l.c. *                        VOD           21        NYSE
           Western Wireless Corporation                   WWCA           2       NASDAQ

           -------------------------------
           * The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

           ** The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.